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Exhibit 23.5

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

WRIGHT & COMPANY, INC.

Vantage Energy Inc.
116 Inverness Drive East, Suite 107
Englewood, Colorado 80112

Gentlemen:

As independent petroleum consultants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of Vantage Energy Inc. and any amendment thereof, and in the related Prospectus, of information relating to our reserves report of Vantage Energy, LLC's proved oil and natural gas reserves estimates and associated cash flow and economics as of December 31, 2013 and August 31, 2014, and the inclusion of our corresponding report letters, dated April 22, 2014 and September 4, 2014, in the Registration Statement as Exhibits 99.2 and 99.6, respectively, and our reserves report of Vantage Energy II, LLC's proved oil and natural gas reserves estimates and associated cash flow and economics as of December 31, 2013 and August 31, 2014, and the inclusion of our corresponding report letters, dated April 22, 2014 and September 4, 2014, in the Registration Statement as Exhibits 99.3 and 99.7, respectively. We also consent to the references to our firm contained in this Registration Statement and in the related Prospectus, including under the caption "Experts".

Very truly yours,
By:	/s/ D. RANDALL WRIGHT D. Randall Wright President

Wright & Company, Inc.
Brentwood, Tennessee
September 4, 2014

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  Exhibit 23.5
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS